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                                                                    Exhibit 2(a)

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                LANDMARK FUNDS I
                   (AMENDED AND RESTATED AS OF JULY 18, 1991)

                                    ARTICLE I

                                   DEFINITIONS


        The terms "Commission", "Declaration", "Distributor", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property. and "Trustees" have the respective meanings given them in the Declaration of Trust of Landmark Funds I, as amended and restated on August 19, 1986 and dated April 13, 1984, as amended from time to time.

                                   ARTICLE II

                                     OFFICES

        Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

        Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

        Section 1. Meetings. Meetings of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate not less than 10% of the outstanding Shares entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-Laws permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. In the absence of a quorum, a majority of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.

        Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under Section 6.8 and Section 6.9(g) of the Declaration, the Trust may either hold a meeting of Shareholders of all series, as defined in
Section 6.9 of the Declaration, to vote on such matter, or hold separate meetings for Shareholders of each of the individual series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum consisting of the holders of the majority of outstanding Shares of the individual series entitled to vote present in person or by proxy shall be present at each such separate meeting and (iii) a quorum consisting of the holders of the majority of all Shares of the Trust entitled to vote present in person or by proxy shall be present in the aggregate at such separate meetings, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

        Section 2. Notice of Meetings. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote at such meeting at his address as recorded on the register of the Trust, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, notice of each such separate meeting shall be provided in the manner described above in this Section 2.

        Section 3. Record Date. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.

        Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

        Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

        Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES


        Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

        Section 2 Quorum and Manner of Acting, A majority of the Trustees present in person at any regular or special meeting of the Trustees shall constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

        Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman.

        Section 2. Meeting. Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit.

        Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

        Section 3. Advisorv Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may be resolution provide.

                                   ARTICLE VI

                                    OFFICERS

        Section 1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

        Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the Chairman, the President, the Treasurer and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. Neither the Chairman nor the President shall hold any other office. Except as above provided, any two offices may be held by the same person. Any Officer may be, but none need be, a Trustee or Shareholder.

        Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

        Section 4. Powers and Duties of the Chairman. The Chairman may call meetings of the Trustees and of any committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committee of the Trustees, the Chairman shall at all times exercise a general supervision and direction over the affairs of the Trust. The Chairman shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The Chairman shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

        Section 5. Powers and Duties of the President. In the absence or disability of the Chairman, the President shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chairman.

        Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

        Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

        Section 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

        Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

        Section 11. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

        The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the last day of December in the succeeding year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

        The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

        Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

                                    ARTICLE X

                                    CUSTODIAN

        Section 1. Appointment and Duties. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least $5,000,000 as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act:

            (i) to hold the securities owned by the Trust and deliver the same upon written order;

           (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

          (iii) to disburse such funds upon orders or vouchers;

           (iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

            (v) if authorized to do so by the Truustees, to compute the net income of the Trust and the net asset value of Shares;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

        The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least $5,000,000.

        Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.

        Section 3. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

        Section 4. Provisions of Custodian Contract. The following provisions shall apply to the employment of a custodian pursuant to this Article X and to any contract entered into with the custodian so employed:

          (a) The Trustees shall cause to be delivered to the custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the custodian only upon completion of a sale, exchange, transfer, pledge, or other disposition thereof, and upon receipt by the custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor custodian; provided, however, that nothing herein shall prevent delivery of securities for examination to the broker purchasing the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

          (b) In case of the resignation, removal or inability to serve of any such custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this Article X as successor custodian. The agreement with the custodian shall provide that the retiring custodian shall, upon receipt of notice of such appointment, deliver all Trust Property in its possession to and only to such successor, and that pending appointment of a successor custodian, or a vote of the Shareholders to function without a custodian, the custodian shall not deliver any Trust Property to the Trust, but may deliver all or any part of the Trust Property to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $5,000,000; provided that arrangements are made for the Trust Property to be held under terms similar to those on which they were held by the retiring custodian.

                                   ARTICLE XI

                           SALE OF SHARES OF THE TRUST


        The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares. The Shares, including such shares which may have been repurchased by the Trust (herein sometimes referred to as "Treasury Shares"), may be sold at a price based on the net asset value thereof (as defined in Article XII hereof) determined by or on behalf of the Trustee next after the sale is made or at some later time after such sale.

        When a distribution contract is in effect pursuant to Section 4.2 of
Article IV of the Declaration, the time of sale shall be the time when an unconditional order is placed with the distributor or with a dealer with whom the underwriter shall have a sales agreement, whichever first occurs. Such contract may provide for the sale of Shares either as a price based on the net asset value determined next after the order is placed with said distributor or dealer or at a price based on a net asset value to be determined at some later time. No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees pursuant to the provisions of Article XII hereof. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

                                   ARTICLE XII

                            NET ASSET VALUE OF SHARES

        Section 1. Time of Determination. The net asset value of each Share outstanding shall be determined by the Trustees on each business day (which term shall, whenever it appears in these By-Laws, be deemed to mean each day when the New York Stock Exchange is open for trading) as of the close of trading on the New York Stock Exchange. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, to the other party to any contract entered into pursuant to Section 4.1 of Article IV of the Declaration, or to the custodian or the Transfer Agent. The Trustees may also determine or cause to be determined the net asset value as of any particular time in addition to the closing time of each business day. Such additional or interim determination may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal, and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value. At any time when the New York Stock Exchange is closed (other than customary weekend and holiday closings), the Trustees may cause the net asset value to be determined by appraising all securities at last sale prices, or at not more than the current asked nor less than the current bid prices, in the over-the-counter or other market, and all other assets at fair value in the best judgment of the Trustees, and otherwise proceeding as above stated. For the purposes of Article VII of the Declaration and Articles Xl and XII hereof, any reference to the time at which a determination of net asset value is made shall mean the time as of which the determination is made.

        Section 2. Suspension of Determination. The Trustees may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act and rules, regulations and orders promulgated by the Commission thereunder.

        Section 3. Computation. The net asset value of each Share as of any particular time shall be the quotient (adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less its liabilities exclusive of capital and surplus) by the total number of Shares outstanding (exclusive of Treasury Shares) at such time, all determined and computed as follows:

          A. The assets of the Trust shall be deemed to include (i) all cash on hand, on deposit or on call, including any interest accrued thereon, (ii) all bonds, debentures, bills and notes and accounts receivable and other evidences of indebtedness, (iii) all shares of stock, subscription rights, warrants and other securities, other than its own Shares, (iv) all stock and cash dividends or distributions receivable by the Trust which have been declared and are ax-dividend to Shareholders of record at or before the time as of which the net asset value is being determined, (v) all interest accrued on any interest-bearing securities owned by the Trust, and
              (vi) all other property of every kind and nature including prepaid expenses, the value of such assets to be determined as follows:

                (a) The value of any cash on hand, on deposit or on call, bills and notes and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received, shall be deemed to be the face amount thereof unless the Trustees shall have determined that any such item is not worth the face amount thereof, in which event the value thereof shall be determined in good faith by or at the direction of the Trustees;

                (b) The value of any security which is listed or dealt in upon the New York Stock Exchange or upon the American Stock Exchange shall be determined by taking the latest sale price (or, lacking any sales, not less than the closing bid price nor more than the closing asked price therefor) at the time as of which the net asset value is being determined, all as reported by any report in common use or authorized by the New York Stock Exchange or the American Stock Exchange, as the case may be; provided, however, that prices on such Exchanges need not be used to determine the value of debt securities owned by the Trust if, in the opinion of the Trustees, some other method would more accurately reflect the fair market value of such debt securities;

                (c) The value of any security which is not listed or dealt in on either of such Exchanges shall be determined in the manner described in the next preceding paragraph if listed or dealt in on any other Exchange;

                (d) The value of any security not listed or dealt in on any Exchange and for which market quotations are readily available shall be determined by taking not less than the closing bid price nor more than the closing asked price therefor on the date as of which the net asset value is being determined; and

                (e) In the case of any security or other property for which no price quotations are available as above provided, the value thereof shall be determined from time to time in such manner as is specified from time to time by vote of the Trustees.

          B. The liabilities of the Trust shall be deemed to include (i) all bills, notes and accounts payable, (ii) all administrative expenses payable and/or accrued, (iii) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the Shares, declared to Shareholders of record at or before the time as of which the net asset value is being determined, (iv) all reserves authorized or approved by the Trustees for taxes or contingencies, and (v) all other liabilities of the Trust of whatsoever kind and nature except liabilities represented by outstanding Shares and capital surplus of the Trust.

          C. For the purposes of the Article XII

                  (i) Shares sold shall be deemed to become outstanding
                      immediately after the close of business on the day on which the contract of sale is made, and the sale price thereof (less commission, if any, and less any stamp or other tax payable by the Trust in connection with the issuance thereof) shall thereupon be deemed an asset of the Trust.

                 (ii) Shares tendered for purchase by the Trust under Section
                      7.1 of Article VII of the Declaration shall be deemed to be outstanding at the close of business on the day as of which the purchase price is determined, and thereafter they shall be deemed treasury stock and until paid, the price thereof shall be deemed a liability of the Trust.

                (iii) Credits and contractual obligations payable to the Trust in foreign currency and liabilities and contractual obligations payable by the Trust in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time as of which the net asset value is computed.

                 (iv) Portfolio securities owned by the Trust which the Trustees or their delegate shall, pursuant to Section 7.4 of
                      Article VII of the Declaration, have selected for distribution in redemption or repurchase of Shares tendered to it pursuant to Section 7.1 of Article VII of the Declaration at any time shall be included in determining the price of such shares, and thereafter neither such securities nor such Shares shall be included in determinations of net asset value pursuant to this
                      Article XII.

                                  ARTICLE XIII

                           DIVIDENDS AND DISTRIBUTIONS

        Section 1. Limitations on Distributions. The total of distributions to Shareholders paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees be approximately equal to the sum of

          (A) The net income, exclusive of the profits or losses realized upon the sale of securities or other property, for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares issued or repurchased), but if the net income exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend the excess shall be treated as distributable income for the following fiscal; year; and

          (B) in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property for such fiscal year.

        The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XIII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

        Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (B) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

        Section 2. Distributions Payable in Cash or Shares. The Trustees shall have power, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts but subject to the limitation as to cash distributions imposed by
Section 1 of this Article XIII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder (whether exercised before or after the declaration of the distribution) either in cash or in Shares, provided that the sum of (i) the cash distribution actually paid to any Shareholder and (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after the election as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash. In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather than Shares, or to take Shares with cash adjustment for fractions.

        Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend" out of either authorized but unissued Shares or treasury Shares of the Trust or both.

                                   ARTICLE XIV

                                   AMENDMENTS

        These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.